EXHIBIT 10.3

EXECUTION COPY

AMENDED AND RESTATED GUARANTY

THIS AMENDED AND RESTATED GUARANTY (this “Guaranty”) is made as of July 6, 2012 by (i) AEMETIS, INC. (formerly known as AE Biofuels, Inc.) a Nevada corporation (“Parent”), (ii) BIOFUELS MARKETING, INC., a Delaware corporation, (iii) AEMETIS BIOCHEMICALS INC., a Nevada corporation, (iv) AEMETIS INTERNATIONAL, INC. (f/k/a International Biodiesel, Inc.), a Nevada corporation, (v) AEMETIS TECHNOLOGIES, INC. (f/k/a AE Zymetis, Inc.), a Delaware corporation, (vi) AEMETIS BIOFUELS, INC. (f/k/a AE Biofuels Technologies, Inc.), a Delaware corporation, (vii) AE ADVANCED FUELS, INC., a Delaware corporation, (viii) AEMETIS ADVANCED FUELS, INC., a Nevada corporation, (ix) AEMETIS AMERICAS, INC. (f/k/a American Ethanol, Inc.), a Nevada corporation, (x) ENERGY ENZYMES, INC., a Delaware corporation, and (xi) AE BIOFUELS, INC., a Delaware corporation (such parties collectively, the “Guarantors”, and each a “Guarantor”), in favor of THIRD EYE CAPITAL CORPORATION (“Agent”) for itself and the Noteholders party to the Amended and Restated Purchase Agreement defined below.

RECITALS

A. Pursuant to that certain Note Purchase Agreement dated October 18, 2010 among Aemetis Advanced Fuels Keyes, Inc. (formerly known as AE Advanced Fuels Keyes, Inc.), a Delaware corporation (“AEAFK”), Agent and the Noteholders party thereto (including all amendments and modifications thereto, the “AEAFK Purchase Agreement”), Guarantor executed and delivered that certain Guaranty dated as of October 18, 2010 (including all amendments and modifications thereto, the “Original Guaranty”) in favor of Agent for the benefit of Noteholders and agreed to guaranty the Obligations (as defined in the Original Guaranty) under the AEAFK Purchase Agreement as set forth in the Original Guaranty.

B. AEAFK, Keyes Facility Acquisition Corp., a Delaware corporation to be merged with and into Cilion, Inc., a Delaware corporation and to be known as Aemetis Facility Keyes, Inc. (“Cilion Acquisition Corp.”, together with AEAFK, the “Borrowers”), the Agent and the Noteholders from time to time party thereto are entering into an Amended and Restated Note Purchase Agreement (as defined below) pursuant to which the Noteholders will provide certain financial accommodations to the Borrowers as set forth in the Amended and Restated Purchase Agreement.

C. In consideration of the financing and other financial accommodations being made to the Borrowers pursuant to the Amended and Restated Purchase Agreement and as a condition to entering into the Amended and Restated Purchase Agreement, Guarantor has agreed to amend and restate the Original Guaranty and execute and deliver this Guaranty.

ACCORDINGLY, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

ARTICLE I
DEFINITIONS

When used in this Guaranty, capitalized terms shall have the meanings specified in the  Amended and Restated Purchase Agreement and as follows:

Event of Default.  “Event of Default” shall have the meaning specified in the Amended and Restated Purchase Agreement.

Guaranty.  “Guaranty” shall mean this Guaranty, as the same shall be amended from time to time in accordance with the terms hereof.

Law.  “Law” shall mean any federal, state, local or other law, rule, regulation or governmental requirement of any kind, and the rules, regulations, interpretations and orders promulgated thereunder.

Notes.  “Notes” shall have the meaning given to it in the Amended and Restated Purchase Agreement.

Obligations.  “Obligations” shall mean:  (a) the outstanding principal of, and all interest on, the Notes; and (b) all debts, liabilities, obligations, covenants and agreements of Borrowers contained in the Amended and Restated Purchase Agreement; and (c) all debts, liabilities, obligations, covenants and agreements of Borrowers or any Subsidiary of Borrowers contained in the Note Purchase Documents, as any such documents may be amended in accordance with the terms thereof from time to time; and (d) all other liabilities and obligations of Borrowers or any Subsidiary of Borrowers to Agent or any Noteholder under or in connection with the Amended and Restated Purchase Agreement, the Notes or any other Note Purchase Documents, whether now existing or hereafter arising and any and all reasonable fees and expenses, including reasonable attorneys’ fees incurred in connection with enforcing any obligations of Agent or any Noteholder under any agreement described in (a) through (c) above.

Person.  “Person” shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

Amended and Restated Purchase Agreement.  “Amended and Restated Purchase Agreement” shall mean the Amended and Restated Note Purchase Agreement of even date herewith as the same shall be amended from time to time in accordance with the terms thereof, by and among Borrowers, Parent, Agent and Noteholders, together with the Exhibits and Schedules attached thereto.

Note Purchase Documents.  “Note Purchase Documents” shall have the meaning specified in the Amended and Restated Purchase Agreement.

ARTICLE II
THE GUARANTY

2.1           The Guaranty.  Guarantor, for itself, its successors and assigns, hereby unconditionally and absolutely guarantees to Agent and Noteholders the full and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of each of the Obligations.  This is a guaranty of payment and performance and not of collection.

2.2           Waivers and Consents.  (a) Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of a Person other than Guarantor and, in full recognition of that fact, Guarantor consents and agrees that Agent and Noteholders may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof:  (i) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the other terms of the Obligations or any part thereof, including without limitation any increase or decrease of the principal amount thereof or the rate(s) of interest thereon; (ii) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Note Purchase Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iii) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Note Purchase Documents or the Obligations or any part thereof; (iv) accept partial payments on the Obligations; (v) receive and hold additional security or guaranties for the Obligations or any part thereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Agent and Noteholders in their sole and absolute discretion may determine; (vii) release any Person from any personal liability with respect to the Obligations or any part thereof; (viii) settle, release on terms satisfactory to Agent and Noteholders or by operation of applicable Law or otherwise, liquidate or enforce any Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (ix) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrowers or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

(b)           Upon the occurrence and during the continuance of any Event of Default, Agent and/or any Noteholder may enforce this Guaranty independently of any other remedy, guaranty or security Agent or any Noteholder at any time may have or hold in connection with the Obligations, and it shall not be necessary for Agent or any Noteholder to marshal assets in favor of Borrowers or any Subsidiary of Borrowers, any other guarantor of the Obligations or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty.  Guarantor expressly waives any right to require Agent or any Noteholder to marshal assets in favor of Borrowers or any other Person or to proceed against Borrowers or any other guarantor of the Obligations or any collateral provided by any Person, and agrees that Agent or any Noteholder may proceed against any obligor and/or the collateral in such order as it shall determine in its sole and absolute discretion.  Agent or any Noteholder may file a separate action or actions against Guarantor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions.  Guarantor agrees that Agent or any Noteholder and Borrowers may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty.

(c)           Agent’s and each Noteholder’s rights hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Agent and/or each Noteholder upon the bankruptcy, insolvency or reorganization of any Person, all as though such amount had not been paid.  The rights of Agent and Noteholders created or granted herein and the enforceability of this Guaranty shall remain effective at all times to guarantee the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrowers or any other guarantor of the Obligations and whether or not Borrowers or any other guarantor of the Obligations shall have any personal liability with respect thereto.

(d)           Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of:  (i) any disability or other defense of Borrowers or any other guarantor for the Obligations with respect to the Obligations; (ii) the unenforceability or invalidity of any security for or guaranty of the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (iii) the cessation for any cause whatsoever of the liability of Borrowers or any other guarantor of the Obligations (other than by reason of the full payment and performance of all Obligations); (iv) any failure of Agent or any Noteholder to marshal assets in favor of Borrowers or any other Person; (v) any failure of Agent or any Noteholder to give notice of sale or other disposition of collateral to Borrowers or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral; (vi) any failure of Agent or any Noteholder to comply with applicable Laws in connection with the sale or other disposition of any collateral or other security for any Obligation, including, without limitation, any failure of Agent or any Noteholder to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligation; (vii) any act or omission of Agent or any Noteholder or others that directly or indirectly results in or aids the discharge or release of Borrowers or any other guarantor of the Obligations, or of any security or guaranty therefor by operation of Law or otherwise; (viii) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (ix) any failure of Agent or any Noteholder to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (x) the election by Agent or any Noteholder, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (xi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xii) any use of collateral under Section 363 of the United States Bankruptcy Code; (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xiv) the avoidance of any lien or security interest in favor of Agent or any Noteholder for any reason; (xv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including without limitation any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding; or (xvi) any action taken by Agent or any Noteholder that is authorized by this Section or any other provision of any Note Purchase Document.  Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

2.3           Condition of Borrowers.  Guarantor represents and warrants to Agent and each Noteholder that it has established adequate means of obtaining from Borrowers, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrowers and their assets and properties.  Guarantor hereby expressly waives and relinquishes any duty on the part of Agent or any Noteholder (should any such duty exist) to disclose to Guarantor any matter, fact or thing related to the business, operations or condition (financial or otherwise) of Borrowers or their assets or properties, whether now known or hereafter known by Agent or any Noteholder during the life of this Guaranty.  With respect to any of the Obligations, neither Agent nor any Noteholder need inquire into the powers of Borrowers or agents acting or purporting to act on its behalf, and all Obligations made or created in good faith reliance upon the professed exercise of such powers shall be guaranteed hereby.

2.4           Continuing  Guaranty.  This is a continuing guaranty and shall remain in full force and effect as to all of the Obligations until all amounts owing by Borrowers to Agent and each Noteholder on the Obligations shall have been paid in full.

2.5           Subrogation; Subordination.  Guarantor expressly waives any claim for reimbursement, contribution, indemnity or subrogation which Guarantor may have against Borrowers as a guarantor of the Obligations and any other legal or equitable claim against Borrowers arising out of the payment of the Obligations by Guarantor or from the proceeds of any collateral for this Guaranty, until all amounts owing to Agent and each Noteholder under or in connection with the Obligations shall have been paid in full.  In furtherance, and not in limitation, of the foregoing waiver, Guarantor hereby agrees that no payment by Guarantor pursuant to this Guaranty shall constitute Guarantor a creditor of Borrowers.  Until all amounts owing to Agent and each Noteholder under or in connection with the Obligations shall have been paid in full, Guarantor shall not seek any reimbursement from Borrowers in respect of payments made by Guarantor in connection with this Guaranty, or in respect of amounts realized by Agent or any Noteholder in connection with any collateral for the Obligations, and Guarantor expressly waives any right to enforce any remedy that Agent or any Noteholder now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any collateral now or hereafter held by Agent or any Noteholder.  No claim which any Guarantor may have against any other guarantor of any of the Obligations or against Borrowers, to the extent not waived pursuant to this Section, shall be enforced nor any payment accepted until the Obligations are paid in full and all such payments are not subject to any right of recovery.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF GUARANTOR

Guarantor hereby represents and warrants to Agent and each Noteholder as follows:

3.1           Authorization.  Guarantor is a corporation duly and validly organized and existing under the laws of the State of Nevada, has the corporate power to own its owned assets and properties and to carry on its business, and is duly licensed or qualified to do business in all jurisdictions in which failure to do so would have a material adverse effect on its business or financial condition.  The making, execution, delivery and performance of this Guaranty, and compliance with its terms, have been duly authorized by all necessary corporate action of Guarantor.

3.2           Enforceability.  This Guaranty is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

3.3           Absence of Conflicting Obligations.  The making, execution, delivery and performance of this Guaranty, and compliance with its terms, do not violate any existing provision of Law; the certificate of formation or operating agreement of Guarantor; or any agreement or instrument to which Guarantor is a party or by which it or any of its assets is bound.

3.4           Consideration for Guaranty.  The Guarantor acknowledges and agrees with Agent and each Noteholder that but for the execution and delivery of this Guaranty by Guarantor, neither Agent nor any Noteholder would have entered into the Amended and Restated Purchase Agreement.  The Guarantor acknowledges and agrees that the Amended and Restated Purchase Agreement and the transactions contemplated thereby will result in significant benefit to the Guarantor.

ARTICLE IV
COVENANTS OF THE GUARANTOR

4.1           Actions by Guarantor.  Guarantor shall not take or permit any act, or omit to take any act, that would:  (a) cause Borrowers to breach any of the Obligations; (b) impair the ability of Borrowers to perform any of the Obligations; or (c) cause an Event of Default under the Amended and Restated Purchase Agreement.

4.2           Reporting Requirements.  Guarantor shall furnish, or cause to be furnished, to Agent or any Noteholder such information respecting the business, assets and financial condition of Guarantor as Agent or such Noteholder may reasonably request.

ARTICLE V
MISCELLANEOUS

5.1           Expenses and Attorneys’ Fees.  Guarantor shall pay all reasonable fees and expenses incurred by Agent or any Noteholder, including the reasonable fees of counsel, in connection with the protection or enforcement of Agent’s or any Noteholder’s rights under this Guaranty, including without limitation the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving Borrowers or Guarantor, both before and after judgment.

5.2           Revocation.  This is a continuing guaranty and shall remain in full force and effect until Agent receives written notice of revocation signed by Guarantor.  Upon revocation by written notice, this Guaranty shall continue in full force and effect as to all Obligations contracted for or incurred before revocation, and as to them Agent and each Noteholder shall have the rights provided by this Guaranty as if no revocation had occurred.  Any renewal, extension, or increase in the interest rate(s) of any such Obligation, whether made before or after revocation, shall constitute an Obligation contracted for or incurred before revocation.  Obligations contracted for or incurred before revocation shall also include credit extended after revocation pursuant to commitments made before revocation.

5.3           Assignability; Successors.  The Guarantor’s rights and liabilities under this Guaranty are not assignable or delegable, in whole or in part, without the prior written consent of Agent.  The provisions of this Guaranty shall be binding upon Guarantor, its successors and permitted assigns and shall inure to the benefit of Agent and Noteholders, and their respective successors and assigns.

5.4           Survival.  All agreements, representations and warranties made herein or in any document delivered pursuant to this Guaranty shall survive the execution and delivery of this Guaranty and the delivery of any such document.

5.5           Governing Law.  This Guaranty and the documents issued pursuant to this Guaranty shall be governed by, and construed and interpreted in accordance with, the Laws of the State of Delaware, without regard to conflict of laws principles thereof that would require the application of the laws of a jurisdiction other than Delaware.

5.6           Counterparts; Headings.  This Guaranty may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement.  The article and section headings in this Guaranty are inserted for convenience of reference only and shall not constitute a part of this Guaranty.

5.7           Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Guaranty shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) sent to the recipient by reputable overnight courier service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or (iv) sent via facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.  Such notices, demands and other communications shall be sent to Agent and to Guarantor at the address indicated below:

To Guarantor:	AE Biofuels, Inc. 20400 Stevens Creek Boulevard, Suite 700 Cupertino, California 95014 Attention: Eric McAfee, President

To Agent:	Third Eye Capital Corporation Brookfield Place, TD Canada Trust Tower 161 Bay Street, Suite 3820 Toronto, Ontario ON M5J 2S1 Canada Attention: Mr. Arif N. Bhalwani, Managing Director

With a copy to:	DLA Piper LLP (US) 500 8th Street, NW Washington, DC 20004 Attention: Eric Eisenberg

5.8           Amendment.  No amendment of this Guaranty shall be effective unless in writing and signed by the Guarantor and Agent.

5.9           Severability.  Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

5.10           Taxes.  If any transfer or documentary taxes, assessments or charges levied by any governmental authority shall be payable by reason of the execution, delivery or recording of this Guaranty, Guarantor shall pay all such taxes, assessments and charges, including interest and penalties, and hereby indemnifies Agent and each Noteholder against any liability therefor.

5.11           Jurisdiction and Venue.  Guarantor submits to the jurisdiction of any state or Federal court sitting in the State of Delaware in any legal suit, action or proceeding arising out of or relating to this Guaranty, (ii) agrees that all claims in respect of the action or proceeding may be heard or determined in any such court and (iii) agrees not to bring any action or proceeding arising out of or relating to this Guaranty in any other court.  Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 5.7.  Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Agent or any Noteholder to bring proceedings against Guarantor in the courts of any other jurisdiction.  To the extent provided by law, should Guarantor, after being so served, fail to appear or answer to any summons, complaint, process or papers so served within the number of days prescribed by law after the mailing thereof, Guarantor shall be deemed in default and an order and/or judgment may be entered by the court against Guarantor as demanded or prayed for in such summons, complaint, process or papers.  The exclusive choice of forum for Guarantor set forth in this Section 5.11 shall not be deemed to preclude the enforcement by Agent or any Noteholder of any judgment obtained in any other forum or the taking by Agent or any Noteholder of any action to enforce the same in any other appropriate jurisdiction, and Guarantor hereby waive the right to collaterally attack any such judgment or action.

5.12           Waiver of Right to Jury Trial.  GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS GUARANTY OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.  GUARANTOR AGREES THAT THIS SECTION 5.12 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT AGENT AND EACH NOTEHOLDER WOULD NOT ENTER INTO THE AMENDED AND RESTATED PURCHASE AGREEMENT IF THIS SECTION 5.12 WERE NOT PART OF THIS AGREEMENT.

5.13           Amendment and Restatement.  This Guaranty amends and restates in its entirety the Original Guaranty. This Guaranty shall not be deemed to constitute a novation of the Original Guaranty or the obligations evidenced thereby.

EXECUTION COPY

IN WITNESS WHEREOF the undersigned has executed this Guaranty as of the day and year first above written.

GUARANTORS:

AEMETIS, INC.
AEMETIS BIOCHEMICALS INC.
AEMETIS INTERNATIONAL, INC.
AEMETIS TECHNOLOGIES, INC.
AEMETIS BIOFUELS, INC.
AE ADVANCED FUELS, INC.
AEMETIS ADVANCED FUELS, INC.
AEMETIS AMERICAS, INC.
ENERGY ENZYMES, INC.
AE BIOFUELS, INC.

By:  /s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Chief Executive Officer

BIOFUELS MARKETING, INC. By: /s/ Eric A. McAfee Name: Eric A. McAfee Title: President

SIGNATURE PAGE TO A&R PARENT AND SUBSIDIARY GUARANTY